SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

FILED BY THE REGISTRANT ☑           FILED BY A PARTY OTHER THAN THE REGISTRANT ☐

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☐ Preliminary Proxy Statement
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MICROFINANCIAL INCORPORATED

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(Name of Person(s) Filing Proxy Statement)

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10M Commerce Way
Woburn, Massachusetts 01801
April 18, 2005
Dear Stockholder:
      I am pleased to invite you to the 2005 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated (“MicroFinancial”), which will be held on Monday, May 16, 2005, at 4:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.
      The accompanying Notice of Special Meeting of Stockholders and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.
      Matters scheduled for consideration at the Special Meeting are the election of two directors for three-year terms and the ratification of the selection of independent auditors for 2005.
      I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

Very truly yours,

PETER R. BLEYLEBEN
Chairman

MicroFinancial Incorporated
10M Commerce Way
Woburn, Massachusetts 01801
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
IN LIEU OF ANNUAL MEETING
April 18, 2005
      The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation (“MicroFinancial”), will be held Monday, May 16, 2005, at 4:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

1.	The election of two directors for three-year terms.

2.	The ratification of the selection of Vitale, Caturano & Co. as independent auditors for MicroFinancial for 2005.

3.	The transaction of such other business as may properly come before the Special Meeting.
      The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 11, 2005. MicroFinancial’s transfer books will not be closed.

By Order of the Board of Directors,

RICHARD F. LATOUR
Clerk
Woburn, Massachusetts
April 18, 2005
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

i

MicroFinancial Incorporated
10M Commerce Way
Woburn, Massachusetts 01801
Telephone 781-994-4800

2005 SPECIAL MEETING OF STOCKHOLDERS
IN LIEU OF ANNUAL MEETING
PROXY STATEMENT
GENERAL
      The enclosed proxy is solicited by the Board of Directors (“MicroFinancial Board”) of MicroFinancial Incorporated (“MicroFinancial” or the “Corporation”) in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the “Special Meeting”) to be held on May 16, 2005. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 18, 2005. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1 and FOR Proposal No. 2.
      The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 11, 2005. On this date, there were outstanding and entitled to vote 13,195,145 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and “broker non- votes” will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.
      Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

VOTING PROCEDURES
      A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor of or against, but abstentions may not be specified. The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote is required to ratify the selection of auditors. If a broker’s authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker’s authority is not limited with respect to Proposals No. 1 and 2, MicroFinancial does not expect to receive any broker non-votes with respect to the Special Meeting.
      A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information as of February 28, 2005 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 13,201,416 shares of Common Stock outstanding as of such date (not including treasury stock), each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

	Number of Shares	Percentage of Outstanding
Name and Address of Beneficial Owner	Beneficially Owned(1)(2)	Common Stock(2)

Torrence C. Harder(3)	1,751,229	13.1%
675 Sudbury Road
Concord, Massachusetts 01742

Peter R. Bleyleben(4)	1,611,810	12.0%
66 Norfolk Road
Chestnut Hill, Massachusetts 02464

Brian E. Boyle(5)	1,504,200	11.3%
11 Whispering Lane
Weston, Massachusetts 02493

Alexander Fleiss(6)	1,351,300	10.2%
1030 Fifth Avenue, Apartment 3W
New York, New York 10028-0136

Wasatch Advisors, Inc.(7)	915,099	6.9%
150 Social Hall Avenue
Salt Lake City, Utah 84111

Richard F. Latour(8)	907,550	6.6%
11 Stillbrook Lane
Mansfield, Massachusetts 02048

Royce & Associates, LLC(9)	701,700	5.3%
1414 Avenue of the Americas
New York, NY 10019

Alan J. Zakon(10)	249,500	1.9%
32 Cardinal Lane
Ocean Reef Club
Key Largo, Florida 33037

Fritz von Mering(11)	25,000	*
50 Robin Hood Road
Winchester, MA 01890

James R. Jackson, Jr.	85,558	*
6 Hickory Ridge Road
Plaistow, New Hampshire 03865

Carolina Salvo(12)	64,916	*
3 Woodridge Road
Medfield, Massachusetts 02052

	Number of Shares	Percentage of Outstanding
Name and Address of Beneficial Owner	Beneficially Owned(1)(2)	Common Stock(2)

Steven J. LaCreta	20,815		*
78 Main Street
Hampstead, NH 03841

Stephen Constantino	27,978		*
205 Pleasant Street
Norwell, MA 02061
All directors and executive officers as a group (10 persons)	6,248,556	42.9%

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	For purposes of this table, the number of shares of Common Stock outstanding, the number of shares beneficially owned and the percentage of outstanding Common Stock do not include the following transactions that occurred after February 28, 2005: (a) the exercise by Dr. Bleyleben of options to purchase 32,500 shares, under which he received 12,614 shares after surrender of the remainder in satisfaction of the exercise price and payment of taxes due with respect to the transaction; (b) the exercise by Mr. Latour of options to purchase 400,000 shares, under which he received 174,269 shares after surrender of the remainder in satisfaction of the exercise price and payment of taxes due with respect to the transaction; (c) the sale by Mr. LaCreta of 10,000 shares of Common Stock; and (d) the exercise by FSC Corporation of warrants to purchase 24,736 shares, under which it received 20,586 shares after surrender of the remainder in satisfaction of the exercise price. Since 150,000 of Mr. Latour’s options were not vested as of the date of exercise, the acceleration of vesting was approved by the Board of Directors in accordance with the terms of the Corporation’s 1998 Equity Incentive Plan.

(3)	Includes 159,500 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before May 1, 2005; 92,200 shares of Common Stock held in trust for Mr. Harder’s daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder’s daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

(4)	Includes 232,500 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben which vest on or before May 1, 2005. See footnote (2) for a discussion of Dr. Bleyleben’s exercise of options after February 28, 2005.

(5)	Includes 159,500 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle which vest on or before May 1, 2005.

(6)	The number of shares and the following information is as of December 31, 2004 and is contained in the Schedule 13G/ A filed by Mr. Fleiss with the Securities and Exchange Commission. Includes 214,700 shares beneficially owned by Karen Fleiss, Mr. Fleiss’ mother, pursuant to a power of attorney held by Mr. Fleiss with respect to such shares; and 475,600 shares directly beneficially owned by KMF Partners, of which Ms. Fleiss serves as general partner, pursuant to an agreement by which Mr. Fleiss advises KMF Partners concerning the voting of such shares. KMF Partners is not under any obligation

5

to vote its shares in accordance with the advice of Mr. Fleiss. Ms. Fleiss and KMF Partners have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, their respective shares.

(7)	The number of shares is as of December 31, 2004 and is contained in the Schedule 13G/ A filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission.

(8)	Includes 642,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vest on or before May 1, 2005, of which options as to 260,000 shares were exercised after February 28, 2005. See footnote (2) above.

(9)	The number of shares is contained in a Schedule 13G filed by Royce & Associates, LLC on February 3, 2003.

(10)	Includes 159,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Zakon which vest on or before May 1, 2005.

(11)	Consists of 25,000 shares of restricted stock over which Mr. von Mering has sole voting power. The stock may not be transferred by Mr. von Mering until the shares are vested, and are forfeited if he leaves the Board of Directors of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date.

(12)	Includes 15,000 shares of Common Stock held jointly by Ms. Salvo and her husband over which Ms. Salvo shares voting and investment power with her husband.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Corporation’s directors, officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Mr. von Mering reported receipt of his 25,000 shares of restricted stock late because they were erroneously reported on his timely-filed initial Form 3 and not as required on a Form 4. Other than Mr. von Mering, and based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ending December 31, 2004 and on written representations from Reporting Persons, the Corporation believes that each other Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2004.

GOVERNANCE OF THE CORPORATION
Members of the Board of Directors and their Committee Assignments
      The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

	Audit	Nominating and Corporate	Compensation and	Credit Policy
Director	Committee	Governance Committee	Benefits Committee	Committee

Peter R. Bleyleben				*
Brian E. Boyle	*	**	*	*
Torrence C. Harder	*			**
Richard Latour
Fritz von Mering	**	*	*
Alan Zakon		*	**

*	Member.

**	Chairperson.
Description of the Roles of the Committees
      The Board of Directors has standing Audit, Nominating and Corporate Governance and Compensation and Benefits and Credit Policy Committees.
      Audit Committee. The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Corporation’s internal and independent auditors, and (5) the business practices and ethical standards of the Corporation. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation’s independent auditors, and the preparation of the audit committee report included in this proxy statement.
      MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee’s written charter which was included as an appendix to the Corporation’s 2004 proxy statement and may be found on the Corporation’s web site at www.microfinancial.com.
      All of the members of the Audit Committee are independent and financially literate within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines. Mr. von Mering is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
      The Audit Committee met six times during fiscal 2004.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, oversee annual self-evaluations by the Board and evaluate itself annually, and report annually to the Board on the Chief Executive Officer succession plan.

      MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Nominating and Corporate Governance Committee. In conformity with those requirements, the MicroFinancial Board has approved the Nominating and Corporate Governance Committee’s written charter which may be found on the Corporation’s web site at www.microfinancial.com.
      All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines.
      The Nominating and Corporate Governance Committee met once during fiscal 2004.
      Compensation and Benefits Committee. The Compensation and Benefits Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and officers. The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation. The committee is also responsible for producing the annual report on executive compensation that is included in this proxy statement.
      MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Compensation and Benefits Committee. In conformity with those requirements, the MicroFinancial Board has approved the Compensation and Benefits Committee’s written charter which may be found on the Corporation’s web site at www.microfinancial.com.
      All of the members of the Compensation and Benefits Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines.
      The Compensation and Benefits Committee met once during fiscal 2004.
      Credit Policy Committee. The Credit Policy Committee is appointed by the Board to discharge the Board’s responsibilities relating to oversight of the Corporation’s credit policies. The Committee has responsibility for approving and evaluating the Corporation’s policies and programs relating to customer credit scoring parameters, including industry segments, product lines, and overall strategic direction. The Committee will evaluate management’s recommendations consistent with those parameters, as established from time to time, and further as consistent with the Corporation’s legal and regulatory requirements.
The Board’s Presiding Director
      In January 2004, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.
      Director Alan Zakon was selected by the non-management members of the Board to serve in this position until the Corporation’s 2005 annual meeting of stockholders. His successor will be selected by the Nominating and Corporate Governance Committee and confirmed by the Board at the meeting to be held on the day following the 2005 Special Meeting.

Selection of Nominees for the Board of Directors
      The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation’s bylaws relating to stockholder nominations.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Corporation’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Corporation;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Corporation’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Corporation’s stockholders, employees, customers and communities.
      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Determination of Director Independence
      In January 2004, the Board and the Nominating and Corporate Governance Committee adopted Corporate Governance Guidelines for the Corporation. The Guidelines adopted by the Board meet or exceed the listing standards required by the New York Stock Exchange, and may be found on the Corporation’s web site at www.microfinancial.com.
      Pursuant to the Guidelines, the Board undertook a review of director independence in March, 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
      As a result of this review, the Board affirmatively determined that all of the directors, including those nominated for election at the annual meeting, are independent of the Corporation and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Peter Bleyleben and Richard Latour who are considered inside directors because of their employment by the Corporation.
Meetings of the Board of Directors during Fiscal 2004
      During 2004, the MicroFinancial Board met seven times and acted by unanimous written consent one time. In 2004, all MicroFinancial Board members attended over 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served. Four of the six Board members attended the 2004 Special Meeting of Stockholders in Lieu of Annual Meeting.
Compensation of Directors
      The MicroFinancial Board is comprised of six Directors, two of whom, Peter Bleyleben and Richard F. Latour, are salaried employees of the Corporation who receive no additional compensation for services rendered as Directors. The members of the MicroFinancial Board who were not employees of the Corporation (“Non-Employee Directors”) received stock options to purchase 50,000 shares of Common Stock in 1999 and stock options to purchase 50,000 shares of Common Stock in 2000 for their service on the MicroFinancial Board. In 2001, the Non-Employee Directors each received stock options to purchase 25,000 shares of Common Stock. In February 2002, the options granted in 2001 were voluntarily cancelled, and the Directors received new options to purchase 45,000 shares of Common Stock. In November 2002, the Non-Employee Directors each received stock options to purchase 50,000 shares of Common Stock and in March 2003, Mr. Zakon received 50,000 shares of restricted stock, all of which had vested as of December 31, 2003. Upon his appointment to the Board in February 2004, Fritz von Mering received 25,000 shares of restricted stock, 20% of which vested immediately and the remainder of which vests 5% per quarter thereafter until fully vested. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, in 2004, the Corporation paid a portion of Messrs. Harder, Boyle and Zakon’s health care insurance coverage in the amounts of $11,418. $12,385, and $8,724, respectively.
Certain Relationships and Related Party Transactions Involving Directors
      On November 6, 2002, Dr. Bleyleben, the Chairman and a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note which bore interest at a rate of 7.5% per annum and which originally matured in November 2004. Because of restrictions imposed by the Corporation’s senior credit facility, the maturity date was extended to February 1, 2005. Upon payment in full of this facility, this note was paid in full in December 2004. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.
      On November 6, 2002, Dr. Boyle, a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note which bore interest at a rate of 7.5% per annum and which originally matured in November 2004. Because of restrictions imposed by the Corporation’s senior credit facility, the maturity date was extended to February 1, 2005. Upon payment in full of this facility, this note was paid in full in December 2004. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.
      On November 6, 2002, Mr. Harder, a Director of the Corporation, loaned the Corporation $50,000 in the form of a term note which bore interest at a rate of 7.5% per annum and,which originally matured in November 2004. Because of restrictions imposed by the Corporation’s senior credit facility, the maturity date was extended to February 1, 2005. Upon payment in full of this facility, this note was paid in full in December 2004. On May 1, 2001 he also loaned $100,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.
      Mr. Latour, President, Chief Executive Officer, Treasurer, Clerk, Secretary and Director of the Corporation loaned the Corporation $75,000 in the form of a subordinated note on May 1, 2001. This note matured on May 1, 2003, but payment was prohibited until all of the Corporation’s obligations under its senior credit facility were paid in full. Upon payment in full of this facility, this note was paid in full in November 2004. The note paid interest at a rate of 9% per annum through May 1, 2002, and at the prime rate plus 3% thereafter.
      On December 1, 1998, Fritz Froelich, Dr. Bleyleben’s father-in-law, loaned the Corporation $35,000 in the form of a subordinated note. The note bears interest at a rate of 8% per annum. This note matured on December 1, 2003, but payment was prohibited until all of the Corporation’s obligations under its senior credit facility were paid in full. Upon payment in full of this facility, this note was paid in full in November 2004.
      All of the foregoing transactions were on terms at least as favorable as those that would have been obtained through arms-length negotiations.
Communications with the Board of Directors
      Stockholders and other parties interested in communicating directly with the non-management directors may do so by writing to any non-management director, c/o MicroFinancial Corporation, 10-M Commerce Way, Woburn, Massachusetts 01801. Effective March 15, 2004, the Nominating and Corporate Governance Committee of the Board approved a process for handling letters received by the Corporation and addressed to non-management members of the Board. Under that process, the Chief Financial Officer of the Corporation reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Chief Financial Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Corporation that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Corporation’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Corporation’s Code of Ethics
      The Corporation has adopted a Code of Business Conduct and Ethics, which is applicable to all directors and employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics may be found on the Corporation’s web site at www.microfinancial.com. The Corporation intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer) at this location on its website.
AUDIT COMMITTEE REPORT
      Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report set forth herein shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.
      In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with Vitale, Caturano & Co., the Corporation’s independent auditors (“Vitale”), the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Vitale required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Vitale with the auditors. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee:

Fritz von Mering, Chairman,
Brian E. Boyle,
Torrence C. Harder

COMPENSATION OF EXECUTIVE OFFICERS
Executive Compensation Summary Table
      The following table sets forth the compensation of (i) Mr. Latour, the Chief Executive Officer of the Corporation and (ii) Messrs. Jackson, Constantino and LaCreta and Ms. Salvo, the four most highly compensated executive officers, other than Mr. Latour, who were serving as executive officers of the Corporation as of December 31, 2004 (collectively, the “Named Executive Officers”), in each case for the years ended December 31, 2004, 2003 and 2002. Determination of the most highly compensated executive officers is based upon compensation for the Corporation’s fiscal year ended December 31, 2004 and does not necessarily reflect the most highly compensated executive officers for the Corporation’s fiscal years ended December 31, 2003 and 2002.
Summary Compensation Table(1)

				Long Term Compensation Awards

	Annual Compensation					Securities
				Restricted		Underlying		All Other
Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards($)		Options (*)		Compensation

Richard F. Latour	2004	$260,000	$0	$0		0		$8,684	(3)
President, Chief Executive	2003	$251,539	$0	0		200,000		$6,291
Officer, Treasurer, Clerk,	2002	$232,077	$236,560	0		300,000		$6,291
Secretary and Director
James R. Jackson, Jr.	2004	$187,200	$0	$0		0		$4,212	(4)
Vice President and Chief	2003	$181,108	$0	$67,249	(4)	0		$3,143
Financial Officer	2002	$104,769	$0	$0		150,000	(4)	$0
Carolina Salvo	2004	$147,420	$69,046	$0		0		$5,526	(5)
Vice President, Legal	2003	$142,622	$0	$39,234	(5)	0		$4,383
	2002	$138,183	$73,698	$0		90,000	(5)	$4,359
Stephen Constantino	2004	$120,120	$47,235	$0		0		$4,190	(6)
Vice President,	2003	$116,211	$0	$31,002		0		$3,130
Human Resources	2002	$110,571	$50,970	$0		60,000		$4,292
Steven J. LaCreta	2004	$107,100	$31,852	$0		0		$1,389	(7)
Vice President,	2003	$105,323	$0	$20,291		0		$1,053
Lessee Relations	2002	$100,519	$26,797	$0		50,000		$1,273

(1)	Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2)	For fiscal years 2004 and earlier, bonuses were paid over a three-year period, with one-third payable each year. The remaining two-thirds was subject to discretionary review by the Corporation and, therefore, did not vest to the employee. The bonus amount set forth for 2002 and 2003 thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years. The bonus amounts paid in 2004 relate to the payment of promissory notes issued by the Corporation in March 2003 to cover profit-sharing plan payments owed from prior years that were contingent upon the Corporation repaying its previous lenders in full.

(3)	Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation’s 401(k) retirement/profit sharing plan in 2004 ($5,850), 2003 ($3,200) and 2002 ($3,200) and (b) executive disability insurance policy premiums paid by the Corporation in 2004 ($2,834), 2003 ($3,091) and 2002 ($3,091).

(4)	Amounts for Mr. Jackson include contributions by the Corporation under the Corporation’s 401(k) retirement/profit sharing plan in 2004 ($4,212), 2003 ($3,143) and 2002 ($0).
In February 2003, all options outstanding to Mr. Jackson were cancelled, and replaced by 85,558 shares of restricted stock. The value of such shares at December 31, 2004, using the closing stock price of the Corporation’s Common Stock of $3.75 on such date, was $320,843. As of December 31, 2004, all of such shares had vested.
(5)	Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation’s 401(k) retirement/profit sharing plan in 2004 ($4,871), 2003 ($3,673) and 2002 ($3,673); and (b) executive disability insurance policy premiums paid by the Corporation in 2004 ($655), 2003 ($710) and 2002 ($686).
In February 2003, all options outstanding to Ms. Salvo were cancelled, and replaced by 49,916 shares of restricted stock. The value of such shares at December 31, 2004, using the closing stock price of the Corporation’s Common Stock of $3.75 on such date, was $187,185. As of December 31, 2003, all of such shares had vested.
(6)	Amounts for Mr. Constantino include: (a) contributions by the Corporation under the Corporation’s 401(k) retirement/profit sharing plan in 2004 ($3,765), 2003 ($2,681) and 2002 ($3,858) and (b) executive disability insurance policy premiums paid by the Corporation in 2004 ($425) 2003 ($449) and 2002 ($434).
In February 2003, all options outstanding to Mr. Constantino were cancelled, and replaced by 39,442 shares of restricted stock. The value of such shares at December 31, 2004, using the closing stock price of the Corporation’s Common Stock of $3.75 on such date, was $147,908. As of December 31, 2003, all of such shares had vested.
(7)	Amounts for Mr. LaCreta include contributions by the Corporation under the Corporation’s 401(k) retirement/profit sharing plan in 2004 ($1,389), 2003 ($1,053) and 2002 ($1,273). In February 2003, all options outstanding to Mr. LaCreta were cancelled, and replaced by 25,815 shares of restricted stock. The value of such shares at December 31, 2004, using the closing stock price of the Corporation’s Common Stock of $3.75 on such date, was $96,806. As of December 31, 2003, all of such shares had vested.

Option Grants in 2004
      The Corporation did not grant any options to the Named Executive Officers in 2004.
Option Exercises and Values at Year-End
      The following table indicates the fiscal year-end option values for options held by the Named Executive Officers at December 31, 2004.
Aggregated Option/ SAR Exercises and
Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SAR’s at Fiscal		Options/SAR’s at Fiscal
			Year-End(#)		Year-End($)(1)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard F. Latour(2)	0	$0	554,000	286,000	$577,700	$433,300
James R. Jackson, Jr.	0	$0	0	0	0	0
Carolina Salvo	0	$0	0	0	0	0
Stephen Constantino	0	$0	0	0	0	0
Steven J. LaCreta	0	$0	0	0	0	0

(1)	Value based on $3.75, the closing price of the Common Stock on December 31, 2004, minus the exercise price. The exercise price of Mr. Latour’s 324,000 exercisable options and 116,000 unexercisable options exceeded the closing price of the Common Stock on December 31, 2004.
The value of unexercised in-the-money stock options at December 31, 2004 is presented to comply with regulations of the Securities and Exchange Commission. The actual amount realized upon exercise of stock options (if any) will depend upon the excess of the fair market value of the Common Stock over the exercise price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.
(2)	In February 2005, the Compensation Committee approved the acceleration of vesting and the cashless exercise by Mr. Latour of options to purchase 400,000 shares, under which he received 174,269 shares after surrender of the remainder in satisfaction of the exercise price and payment of taxes due with respect to the transaction. Of the 400,000 options, (a) 200,000 had an exercise price of $0.86 and 200,000 had an exercise price of $1.585, and (b) 150,000 had not vested. The Compensation Committee had the power to take such actions under the provisions of the 1998 Equity Incentive Plan.

Equity Compensation Plans
      The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Corporation pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average		Equity Compensation
	be Issued Upon Exercise	Exercise Price of		Plans (Excluding
	of Outstanding Options,	Outstanding Options,		Securities Reflected in
	Warrants and Rights	Warrants and Rights		Column (a))

Plan Category	(a)	(b)		(c)

Equity compensation plans approved by security holders(1)	1,675,000	$7.139	(2)	2,325,000
Equity compensation plans not approved by security holders	—	—		—
Total	1,675,000	$7.139	(2)	2,325,000

(1)	This plan is the Corporation’s 1998 Equity Incentive Plan (which was approved by stockholders at the 2001 special meeting of stockholders in lieu of annual meeting).

(2)	Weighted average exercise price of outstanding options; excludes restricted stock. Does not take into account the exercise after December 31, 2004 of 432,500 options, of which 200,000 had an exercise price of $0.86 and 232,500 had an exercise price of $1.585.
Profit Sharing Plan and Discretionary Board of Director Bonus Programs
      The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. For years 2004 and earlier, the Compensation Committee would indicate to the executive officers the percentage of the following year’s pre-tax profits on which profit sharing plan payments would be based. Upon the conclusion of the audit of the prior year’s financial results, the Compensation Committee would determine the total percentage of pre-tax profits eligible for profit-sharing plan payments, and award payments to all Named Executive Officers. To enhance long-term retention of these executives, only one-third of the amount awarded was paid at that point in time. The remaining two-thirds was eligible to be paid out over the next two years in the discretion of the Compensation Committee and was subject to separate annual approvals of the Compensation Committee. In March 2003, the Board of Directors voted to issue promissory notes to these executives to cover profit-sharing plan payments owed from prior years that were contingent upon the Corporation repaying its previous lenders in full.
      Beginning in 2005, the President and Chief Executive Officer would be eligible for a bonus of between 50% and 100% of base salary to be determined by the Compensation Committee based upon the Corporation’s financial performance goals and qualitative goals. The bonus would be paid 50% in cash and 50% in restricted stock. Both sets of goals are to be prepared by the President and Chief Executive Officer for review and approval by the Compensation Committee.
      Also beginning in 2005, the Vice President and Chief Financial Officer would be eligible for a bonus of between 33% to 50% of base salary to be determined by the President and Chief Executive Officer based upon performance goals to be prepared by the President and Chief Executive Officer and approved by the Compensation Committee. The bonus would be paid 50% in cash and 50% in restricted stock.
      The other management members, including the other Named Executive Officers, would be eligible for a bonus of between 20% and 33% of base salary to be determined by the President and Chief Executive Officer based upon performance goals to be prepared by the President and Chief Executive Officer and approved by the Compensation Committee. The bonus would be paid 50% in cash and 50% in restricted stock.
Employment Agreements
      The Corporation entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation’s bonus and/or profit sharing plans. Dr. Bleyleben’s and Mr. Latour’s current base salaries, respectively, are $130,000 and $260,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of “excess parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, “for good reason” means the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.
      The Corporation has also entered into separate employment agreements with Messrs. Jackson, Constantino and LaCreta and Ms. Salvo, as well as three other employees, which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods (such expiration date and each one-month anniversary, the “Renewal Date”). Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive, the aggregate of the following amounts: (i) one times annual base salary in the case of Messrs. Jackson and LaCreta and one and one-half times annual base salary in the case of Ms. Salvo and Mr. Constantino; (ii) any other compensation or bonus previously deferred by the executive, together with any accrued interest or earnings thereon; and (iii) any accrued vacation pay. Pursuant to each employment agreement, if the Executive’s employment is terminated during the Change of Control employment period, the Corporation shall pay the amounts referenced above to the Executive in a lump sum in cash within 30 days after the date of termination. If the Executive’s employment is terminated prior to the first day of the Change of Control employment period, the Corporation is obligated to pay the amounts referenced above, however, payments of the Executive’s annual base salary would be payable over twelve months, in the case of

Messrs. Jackson and LaCreta and eighteen months in the case of Ms. Salvo and Mr. Constantino with payment to be made at the same time that the Corporation pays other peer executives of the Corporation.
      “Change in Control” means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the original employment agreements constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board or are divested of possession by appointment of a trustee pursuant to Chapter 7 or 11 of the United States Bankruptcy Code, except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the stockholders of the Corporation or, in the instance of proceedings for the Corporation pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors continues to be owned by the stockholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the stockholders or, in the instance of proceedings for the Corporation pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.
COMPENSATION COMMITTEE REPORT
      Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation and Benefits Committee Report shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.
Overview and Philosophy
      The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed of three members, all of whom are non-employee, independent directors of the Corporation. The Compensation Committee provides overall guidance on the Corporation’s compensation and benefits philosophy. In addition, the Compensation Committee approves and monitors the Corporation’s:

•	executive compensation and benefits programs;

•	executive employment agreements, if any; and

•	1998 Equity Incentive Plan.
      The primary objectives of the Compensation Committee are to assure that the Corporation’s executive compensation and benefits programs:

•	reflect the Corporation’s entrepreneurial orientation;

•	are competitive with other growing companies of similar size and business;

•	safeguard the interests of the Corporation and its stockholders;

•	are effective in driving performance to achieve financial goals and create stockholder value;

•	foster teamwork on the part of management;

•	are cost-efficient and fair to employees, management and stockholders; and

•	are well communicated to and understood by program participants.
      The Committee’s executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Corporation’s financial goals. The Compensation Committee meets at least once and usually several times during each fiscal year to review the Corporation’s existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.
      The Corporation compensates its executive officers through four principal types of compensation: annual base salary, profit-sharing payments, board bonus payments, and long-term incentive awards through stock options or restricted stock. The Committee, as a matter of policy, places substantial emphasis on both the profit sharing plan and long-term stock options and restricted stock since the Corporation believes that rewarding executive officers with both annual financial performance of the Corporation and long-term share valuation is in the best interest of the shareholders.
Base Salary
      The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the Corporation, as well as on performance and experience criteria. In addition, the Compensation Committee considers the prior year’s base salary in determining base salary for the current year. The Compensation Committee determines and makes final decisions regarding base salary of executives on an annual basis. The Compensation Committee recognizes that, to some degree, the determination of an executive officer’s base salary involves subjective considerations.
Profit Sharing and Bonus Plans
      A significant component of an executive officer’s total cash compensation may consist of a profit sharing plan or bonus payment, which is intended to make the executive officer’s compensation dependent on the Corporation’s performance and to provide executive officers with incentives to achieve the Corporation’s goals, increase stockholder value, and work as a team.
      For purposes of determining profit sharing or bonus payments, the Corporation, since the early days of its existence, has placed a heavy emphasis on financial profits achieved by the Corporation. For fiscal years 2004 and earlier, the Compensation Committee would indicate to the executive officers the percentage of the following year’s pre-tax profits on which profit sharing plan payments would be based. Upon the conclusion of the audit of the prior year’s financial results, the Compensation Committee would determine the total percentage of pre-tax profits eligible for profit-sharing plan payments, and award payments, if any, to the executive officers of the Corporation. To enhance long-term retention of these executives, only one-third of the amount awarded was paid at that point in time. The remaining two-thirds was eligible to be paid out over the next two years in the discretion of the Compensation Committee and was subject to separate annual approvals of the Compensation Committee.
      To enhance the retention of other senior personnel and to foster a spirit of teamwork, the Compensation Committee also established a pool, using the same philosophy used for executive officers, and delegated to the

President and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses were also determined and paid upon completion of the Corporation’s annual audit.
      Beginning in 2005, the President and Chief Executive Officer will be eligible for a bonus of between 50% and 100% of base salary to be determined by the Compensation Committee based upon the Corporation’s financial performance goals and qualitative goals. The bonus would be paid 50% in cash and 50% in restricted stock. Both sets of goals are to be prepared by the President and Chief Executive Officer for review and approval by the Compensation Committee.
      Also beginning in 2005, the Vice President and Chief Financial Officer will be eligible for a bonus of between 33% to 50% of base salary to be determined by the President and Chief Executive Officer based upon performance goals to be prepared by the President and Chief Executive Officer and approved by the Compensation Committee. The bonus would be paid 50% in cash and 50% in restricted stock.
      The other management members, including the other Named Executive Officers, would be eligible for a bonus of between 20% and 33% of base salary to be determined by the President and Chief Executive Officer based upon performance goals to be prepared by the President and Chief Executive Officer and approved by the Compensation Committee. The bonus would be paid 50% in cash and 50% in restricted stock.
Long Term Equity Compensation
      The Compensation Committee believes that providing key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of the Corporation’s stockholders. Stock options and restricted stock awarded under the Plan provide an incentive that focuses the attention of executive officers on managing the Corporation from the perspective of an owner with an equity interest in the business. In addition, stock options and restricted stock are a key part of the Corporation’s program for motivating and rewarding managers and other employees over the long term. Through the grant of stock options and restricted stock, the Corporation has encouraged its managers and other employees to obtain and hold the Corporation’s stock. The value that employees will receive upon the sale of shares underlying stock options and the sale of restricted stock granted to employees is tied to future performance of the Corporation’s stock.
      The Compensation Committee determines and makes final decisions regarding stock option and restricted stock awards made under the Plan. Such factors as performance and responsibilities of individual managers and the management team as a whole, as well as general industry practices, play an integral role in the determination of the number of options and shares of restricted stock awarded to a particular executive officer or employee. In determining the size of the individual award, the Compensation Committee also considers the number of options and shares of restricted stock outstanding and previously granted, the amount of options and shares of restricted stock remaining available for grant under the Plan, the aggregate amount of current awards, and the amount necessary to retain qualified personnel.
      In accordance with its business strategy and compensation philosophy, the Corporation has granted stock options and restricted stock to key executives and managers to afford them an opportunity to participate in the Corporation’s future growth and to focus them on the contributions which are necessary for the financial success and business growth of the Corporation and, thereby, the creation of value for its stockholders.
      Stock options and restricted stock are typically awarded based on an assessment of each recipient’s ongoing contribution to overall corporate performance. The Corporation’s Chief Executive Officer’s input for the size and timing of option and restricted stock grants to other executives and managers is an important determinant of the actual grants given. As a means to encourage a recipient to remain in service with the Corporation, stock option and restricted stock awards vest over a period of five years from the date of grant, unless otherwise determined by the Compensation Committee. All incentive stock options have exercise prices at least equal to the fair market value of the Corporation’s stock on the date of grant.
2004 Compensation for the Chief Executive Officer
      The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Compensation Committee with respect to the 2004 compensation for Richard F. Latour, the Corporation’s Chief Executive Officer.
      Mr. Latour’s base salary was $260,000 in 2004, $250,000 in 2003 and $250,000 in 2002. Mr. Latour was paid a profit sharing plan payment in 2004 of $0, in 2003 of $0 and in 2002 of approximately $237,000 and an additional board bonus of $0, $0, and $0, respectively, for the same years. During the same time period, the Corporation’s pre-tax profits (losses) were $(30.7) in 2004, $(26.1) million in 2003 and $(36.8) million in 2002.
      At December 31, 2004, Mr. Latour had options to purchase 840,000 shares of Common Stock. Options to acquire 150,000 shares of common stock were granted to him on February 25, 1999 at an exercise price equal to the then fair market value of $12.313 per underlying share. Options to acquire 100,000 shares of common stock were granted to him on February 24, 2000 at an exercise price equal to the then fair market value of $9.781 per underlying share. Options to acquire 90,000 shares of common stock were granted to him on February 20, 2001 at an exercise price equal to the then fair market value of $13.10 per underlying share. Options to acquire 100,000 shares of common stock were granted to him on February 28, 2002 at an exercise price equal to the then fair market value of $6.70 per underlying share. Options to acquire 200,000 shares were granted to him on November 25, 2002 at an exercise price equal to the then fair market value of $1.585 per underlying share. Options to acquire 200,000 shares were granted to him on January 28, 2003 at an exercise price equal to the then fair market value of $0.86 per underlying share. He was not granted any options or restricted stock in 2004. In February 2005, the Compensation Committee approved the acceleration of vesting and the cashless exercise by Mr. Latour of options to purchase 400,000 shares, under which he received 174,269 shares after surrender of the remainder in satisfaction of the exercise price and payment of taxes due with respect to the transaction. Of the 400,000 options, 200,000 had an exercise price of $0.86 and 200,000 had an exercise price of $1.585, and 150,000 had not vested. The Compensation Committee had the power to take such actions under the provisions of the 1998 Equity Incentive Plan.
      Due to the relatively large number of shares held and options granted to and exercised by Mr. Latour in the past, the Compensation Committee is of the opinion that the financial incentive of Mr. Latour is fully aligned with those of all other shareholders.
      Mr. Latour continues to fulfill a central and critical role in the development of the Corporation as a whole, including but not limited to the achievement of the Corporation’s 2005 goals, and it is the Compensation Committee’s expectation that he will continue to have an important influence on the Corporation’s goals outlined for 2005. The Compensation Committee believes that Mr. Latour’s compensation arrangement reflects the above-described compensation philosophy of the Corporation designed to align management compensation closely with financial performance and increased stockholder value, and that his total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.
IRS Matters
      Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance-based are disallowed for publicly traded companies. Since levels of compensation paid by the Corporation are expected to be significantly below $1 million, the Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program as performance-based compensation within the meaning of Section 162(m).
Review of all Components of CEO Compensation and the Committee’s Conclusion
      The Compensation Committee has reviewed all components of Mr. Latour’s compensation, including salary, bonus, profit-sharing, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains and losses, the dollar value to the executive and cost to the Corporation of all perquisites and other personal benefits and the actual projected payout obligations under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios.
      Based on this review, the Committee finds that Mr. Latour’s total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

Compensation and Benefits Committee:

Alan J. Zakon, Chairman,
Brian E. Boyle and
Fritz von Mering

PERFORMANCE GRAPH
      Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.
      The following graph illustrates a comparison of cumulative total returns for the Corporation’s Common Stock, the NYSE Stock Index and the S&P Mid-Cap Financials Index from February 5, 1999 through December 31, 2004. Cumulative total return for the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 5, 1999, and the reinvestment of dividends, if any.
Note: Management cautions that the historic stock price performance information shown in this graph may not be indicative of current stock price levels or future stock price performance.
PROPOSAL 1
ELECTION OF DIRECTORS
      As of the date of this proxy statement, the MicroFinancial Board consists of 6 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2008 annual meeting and until their successors are elected and have qualified. The nominees for this class of directors are Torrence C. Harder and Fritz von Mering. A Director is elected by a plurality of votes of the shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Special Meeting when there is a quorum. The nominees for director are presently directors of MicroFinancial. They have consented to being named a nominee in this proxy statement and have agreed to serve as a director if elected at the Special Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if those other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominees will be unavailable for election.
THE MICROFINANCIAL BOARD RECOMMENDS
A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.
Nominees for Director

Nominee, Age and	Principal Occupation and
Committee Membership	Other Information

Terms To Expire in 2008

Torrence C. Harder, 61 Chairman, Credit Policy Committee; Audit Committee	Torrence C. Harder has served as a Director of the Corporation since 1986, served as Chairman of the Credit Policy Committee since January 2005, and has been a member of the Audit Committee since 1997. He has been the President and Director of Harder Management Corporation, Inc., a registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of Entrepreneurial Ventures, Inc., a private equity investment firm, since its founding in 1986. Mr. Harder is a Director of RentGrow, Inc., Trade Credit Corporation and UpToDate in Medicine, Inc., a privately held company. Mr. Harder earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. with honors from Cornell University.

Fritz von Mering, 52 Chairman, Audit Committee; Compensation and Benefits Committee; Nominating and Corporate Governance Committee	Fritz von Mering has served as a Director of the Corporation, Chairman of the Audit Committee since January 2005 and a member since 2004, and a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee since January 2005. He is currently the Vice President of Corporate Development and a Director of Boston Communications Group, Inc. (“Boston Communications”), a Boston-based provider of call processing to the global wireless industry. He has also served as the Chief Financial Officer of Boston Communications from 1989 to 1999. Prior to joining Boston Communications, Mr. von Mering was the Chief Financial Officer of Massachusetts Gas & Electric from 1986 to 1989. Before joining Massachusetts Gas & Electric, Mr. von Mering was regional vice president and general manager for Metromedia’s paging division from 1980 to 1986. Prior to Metromedia, Mr. von Mering held various positions at Coopers & Lybrand, where he earned his C.P.A. Mr. von Mering earned his B.S. in Accounting from Boston College and an M.B.A from Babson College.

Continuing Directors

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Terms Expiring in 2006

Brian E. Boyle, 57 Chairman, Nominating and Corporate Governance Committee; Audit Committee; Compensation and Benefits Committee; Credit Policy Committee	Brian E. Boyle, the Chief Executive Officer of the Corporation from 1985 to 1987 and Chairman of the MicroFinancial Board from 1985 to 1995, has served as a Director of the Corporation or its predecessor since 1985 and has been a member of the Audit Committee and the Compensation Committee since 1997, the Chairman of the Nominating and Corporate Governance Committee since January 2004 and a member of the Credit Policy Committee since January 2005. He is currently the Vice Chairman and a Director of Boston Communications. He also served as Chairman of GoldK, Inc. from 1999 to March of 2003, and was the Chief Executive Officer of GoldK, Inc. from 1999 until November 2002. Prior to joining Boston Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. From 1995 to 1999 he was a Director of Saville Systems, a global telecommunications billing software company, with its United States headquarters in Burlington, Massachusetts, and served as a member of its Compensation Committee from 1995 to October 1999. Dr. Boyle is also a director of several private companies. Dr. Boyle earned his A.B. in Mathematics and Economics from Amherst College and a B.S. in Electrical Engineering and Computer Science, an M.S. in Operations Research, an E.E. in Electrical Engineering and Computer Science and a Ph.D. in Operations Research, all from the Massachusetts Institute of Technology.

Alan J. Zakon, 69 Chairman, Compensation and Benefits Committee; Nominating and Corporate Governance Committee	Alan J. Zakon has served as a Director of the Corporation since 1988, on the Compensation and Benefits Committee since 1997 and its Chairman since January 2005 and on the Nominating and Corporate Governance Committee since January 2004. Dr. Zakon served as Managing Director of Bankers Trust Corporation from 1989 to 1995 where he was Chairman of the Strategic Policy Committee. Dr. Zakon is a Director of Arkansas-Best Freight Corporation, a nationwide commercial transportation and trucking company and a Director of InfraRedx, a privately held medical research and development company. Dr. Zakon holds a B.A. from Harvard University, an M.S. in Industrial Management from the Sloan School at the Massachusetts Institute of Technology and a Ph.D. in Economics and Finance from the University of California at Los Angeles.

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Terms Expiring in 2007

Peter R. Bleyleben, 52 Credit Policy Committee	Peter R. Bleyleben serves as Chairman of the Board of Directors of the Corporation and on the Credit Policy Committee since January 2005. He served as President, Chief Executive Officer and Director of the Corporation or its predecessor since June 1987 until January 2002, and Chief Executive Officer until October 2002. He is also a director of UpToDate in Medicine, Inc. and of Apres Health and Fitness, Inc., privately held companies. Before joining the Corporation, Dr. Bleyleben was Vice President and Director of the Boston Consulting Group, Inc. (“BCG”) in Boston. During his more than eight years with BCG, Dr. Bleyleben focused his professional strategic consulting practice on the financial services and telecommunications industries. Prior to joining BCG, Dr. Bleyleben earned an M.B.A. with distinction and honors from the Harvard Business School, an M.B.A. and a Ph.D. in Business Administration and Economics, respectively, from the Vienna Business School in Vienna, Austria and a B.S. in Computer Science from the Vienna Institute of Technology.

Richard F. Latour, 51	Richard F. Latour has served as President, Chief Executive Officer, Treasurer, Clerk and Secretary of the Corporation since October 2002 and as President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary, as well as a director of the Corporation, since February 2002. From 1995 to January 2002, he served as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary. From 1986 to 1995 Mr. Latour served as Vice President of Finance and Chief Financial Officer. Prior to joining the Corporation, Mr. Latour was Vice President of Finance for eleven years with Trak Incorporated, an international manufacturer and distributor of consumer goods, where he was responsible for all financial and operational functions. Mr. Latour earned a B.S. in accounting from Bentley College in Waltham, Massachusetts.
PROPOSAL 2
RATIFICATION OF THE SELECTION OF
MICROFINANCIAL’S INDEPENDENT AUDITORS
      The selection of Vitale Caturano & Co. (“Vitale”) to serve as independent auditors of MicroFinancial for the current fiscal year ending December 31, 2005, will be submitted to the stockholders of the Corporation for ratification at the Special Meeting. Representatives of Vitale will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.
      Vitale has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Vitale during the year ended December 31, 2004 were furnished at customary rates.
      The ratification of the selection of independent auditors requires the affirmative vote of a majority of the outstanding Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Special Meeting when there is a quorum.
THE MICROFINANCIAL BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL
WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

Fees to Independent Auditors for Fiscal 2004 and 2003
      Audit Fees. The aggregate fees billed by Vitale for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2004 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $135,000.
      The aggregate fees billed by the Corporation’s former independent auditors, Deloitte & Touche LLP and its affiliates (collectively, “Deloitte & Touche”), for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $238,700 and $123,350, respectively.
      Audit-Related Fees. The aggregate fees billed by Vitale for assurance and related services reasonably related to employee benefit plan audits and due diligence and consultation on a business transaction and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2004 were $14,500.
      The aggregate fees billed by Deloitte & Touche for assurance and related services reasonably related to employee benefit plan audits and due diligence and consultation on a business transaction and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2003 were $33,500.
      Tax Fees. The aggregate fees billed by Vitale for professional services related to the review of the Corporation’s tax returns rendered to the Corporation for the fiscal year ended December 31, 2004 were $2,500.
      The aggregate fees billed by Deloitte & Touche for professional services related to the review of the Corporation’s tax returns rendered to the Corporation for the fiscal year ended December 31, 2003 were $15,510.
      All Other Fees. There were no other fees billed by Vitale for services rendered to the Corporation, other than the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal year ended December 31, 2004.
      There were no other fees billed by Deloitte & Touche for services rendered to the Corporation, other than the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended December 31, 2003.
Change in the Corporation’s Certifying Accountants.
      Effective May 24, 2004, the Corporation dismissed Deloitte & Touche LLP (“Deloitte”) as its independent accountants. The Audit Committee of the Board of Directors of the Registrant approved the decision to change independent accountants. The reports of Deloitte on the Corporation’s financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2003 and 2002, and through May 24, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement(s) in its reports on the financial statements for such years. Finally, during the fiscal years ended December 3, 2003 and 2002, and through

May 24, 2004, there were no differences of opinion on the following matters between the Corporation and Deloitte that were not resolved to Deloitte’s satisfaction prior to their dismissal (a “reportable event”): (i) the existence of adequate internal controls; (ii) Deloitte having advised the Corporation that it is no longer able to rely on management’s financial statements; (iii) Deloitte having advised the Corporation of the need to significantly expand the scope of their audit or that information had come to its attention, that if further investigated, may materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or cause Deloitte to be unwilling to rely on management’s representations or be associated with the Corporation’s financial statements; or (iv) Deloitte having advised the Corporation that information had come to its attention that materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report.
      The Corporation provided a copy of the foregoing disclosure to Deloitte and Deloitte issued a letter to the Securities and Exchange Commission dated May 28, 2004 indicating that it did not disagree with this disclosure.
      Effective May 24, 2004, the Corporation engaged Vitale as its new independent accountants. The Corporation had not consulted Vitale during the fiscal years ending December 31, 2003 and 2002, or through May 24, 2004, with regard to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.
Approval by Audit Committee
      The charter of the Audit Committee requires that the Committee approve in advance any audit or permissible non-audit engagement or relationship between the Corporation and the independent auditors. The Committee has delegated to the Chairman of the Audit Committee the authority to approve in advance all audit-related or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting of the Audit Committee. The Committee also determined that pre-approval was not required on any items which individually would total less than $50,000. Under this policy, the Audit Committee approved all of Vitale’s and Deloitte & Touche’s audit fees but was not required to approve any of the other services described above.
OTHER MATTERS
      Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.
2006 STOCKHOLDER PROPOSALS
      Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation’s 2006 annual meeting of stockholders must be received by December 19, 2005. Stockholders who wish to make a proposal at the aforementioned meeting of stockholders, other than one that will be included in the Corporation’s proxy materials, must notify the Corporation no later than January 18, 2006 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 18, 2006, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.
      Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 10M Commerce Way, Woburn, Massachusetts 01801.
FINANCIAL STATEMENTS AND CERTIFICATION
      The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2004 that was filed with the Securities and Exchange Commission on March 30, 2005, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.
      The Corporation has filed with the New York Stock Exchange the most recent Annual CEO Certification as required by Section 303A.12(a) of the New York Stock Exchange Listed Manual.
MISCELLANEOUS
      All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

Submitted by Order of the Board of Directors,

RICHARD F. LATOUR
Clerk
Woburn, Massachusetts
April 18, 2005

SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF

MICROFINANCIAL INCORPORATED

Monday, May 16, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of the following directors for three-year terms.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

NOMINEES
¡  Torrence C. Harder
¡  Fritz von Mering

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment by the Board of Directors of the firm of Vitale, Caturano & Co. as independent auditors of the Corporation for the year ending December 31, 2005.	☐	☐	☐

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS AND FOR THE RATIFICATION OF THE APPOINTMENT OF VITALE, CATURANO & CO. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

MICROFINANCIAL INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
TO BE HELD ON MAY 16, 2005, OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

The undersigned stockholder of MicroFinancial Incorporated (the “Corporation”) hereby appoints Peter R. Bleyleben and Richard F. Latour (each a “Proxy Agent”), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts on Monday, May 16, 2005, at 4:00 P.M., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director for three-year terms and FOR the ratification of the appointment of Vitale, Caturano & Co. as the Corporation’s independent auditors for the year ending December 31, 2005, each as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS AND FOR THE RATIFICATION OF THE APPOINTMENT OF VITALE, CATURANO & CO. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE